[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit 10.45.1

FIRST AMENDMENT OF

THE LICENSE AND COLLABORATION AGREEMENT

This FIRST AMENDMENT OF THE LICENSE AND COLLABORATION AGREEMENT (this “First Amendment”) is made and effective as of May 13, 2013 (the “First Amendment Effective Date”) by and between Miragen Therapeutics, Inc., a corporation organized and existing under the laws of Delaware, having its principal place of business at 6200 Lookout Rd., Suite 100, Boulder, CO 80301, USA (“Miragen”) on the first part, and Les Laboratoires Servier, a corporation organized and existing under the laws of France, having offices at 50 rue Carnot, 92284 Suresnes cedex France and Institut de Recherches Servier, a corporation organized and existing under the laws of France, having offices at 3 rue de la République, 92150 Suresnes, France (these two entities jointly referred to as “Servier”) on the second part. Servier and Miragen are referred to in this Agreement individually as a “Party” and collectively as the “Parties.”

WHEREAS, Miragen and Servier are parties to that certain License and Collaboration Agreement, dated October 13, 2011 (the “Collaboration Agreement”), pursuant to which the Parties established a collaboration for the research, development and commercialization of products directed at miRNA targets for the treatment of cardiovascular diseases;

WHEREAS, Section 4.5 of the Collaboration Agreement contemplates that the Parties will select the Third Target (as defined in the Collaboration Agreement) under the terms and conditions thereof, and the Parties have now selected [*] as the Third Target;

WHEREAS, Miragen amended the Santaris Agreement (as defined in the Collaboration Agreement) on December 31, 2012 in accordance with Section 13.3(c) of the Collaboration Agreement;

WHEREAS, in connection with the selection of [*] and the amendment to the Santaris Agreement, the Parties now desire to amend certain terms and conditions of the Collaboration Agreement, all as set forth below.

NOW THEREFORE, in consideration of the foregoing premises and the mutual promises, covenants and conditions contained in this First Amendment, the Parties agree as follows:

1.	Unless otherwise indicated, capitalized terms used but not defined herein shall have the meanings set forth in the Collaboration Agreement.

2.

The Parties acknowledge that, pursuant to Section 4.5 of the Collaboration Agreement, Miragen, at Servier’s request, submitted [*] (as described on Exhibit 1 hereto) to Santaris for inclusion in the Santaris Agreement, that [*] has been accepted by Santaris for inclusion in the Santaris Agreement as Existing Target Family 4 (as defined in the Santaris Agreement), and as a result of such acceptance [*] has been selected as the Third Target under the Collaboration Agreement. This First Amendment is the amendment that the Parties are obligated to enter into to satisfy the obligations of Sections 1.120, 1.121, 2.1(c)(iii), 2.1(c)(iv) and 4.5 of the Collaboration Agreement.

3.	As required by Section 4.5 of the Collaboration Agreement upon the selection of the Third Target, the Parties hereby delete Exhibit C (the Research Plan) of the Collaboration Agreement and replace it with the amended Research Plan set forth in Exhibit 2 hereto, which include the research activities related to [*] as the Third Target. Notwithstanding the requirement in Section 4.5 to update and amend the Development Plan promptly upon the selection of the Third Target to include the Development activities related to the Third Target, the Parties have decided to update and amend the Development Plan at a later date, but not later than at the selection by the Parties of Licensed Products directed to the Third Target for use in IMPD-enabling toxicology studies, to include the Development activities related to the Third Target.

4.	Section 1.9 of the Collaboration Agreement is hereby deleted and replaced in its entirety with the following:

“1.9 “Cardiovascular Disease” means any disease, disorder or medical condition relating to a structural or functional abnormality of the cardiovascular system that impairs its normal functioning, including any disease, disorder or medical condition that directly involves or affects the heart or vascular system, including stroke and pulmonary hypertension. For clarity, Cardiovascular Disease excludes hematological disorders, immunological disorders, neoplasms, neurological disorders and metabolic disorders (except for the direct vascular or cardiovascular effects of a metabolic disorder).

5.	Section 1.70 of the Collaboration Agreement is hereby deleted and replaced in its entirety with the following:

“1.70 “Miragen Therapeutic IP” means all Patent Rights and Know-How that are (a) Controlled by Miragen or its Affiliates (subject to Section 15.2) as of the Effective Date or during the Term and (b) reasonably necessary or useful for the development, manufacture, use, importation and/or sale of Licensed Oligos and/or Licensed Products in the Field. Miragen Therapeutic IP shall include Miragen’s rights to Joint IP that satisfies “(b),” but, notwithstanding the foregoing, shall exclude (i) all Patent Rights and Know-How that satisfy “(a)” and “(b)” and arose from Unsponsored Work performed by Miragen unless and until Servier reimburses Miragen for such work in accordance with Section 5.4(c) and (ii) except for the Patent Rights and Know-How licensed to Miragen pursuant to the [*] Agreement, all Patent Rights and Know-How licensed to Miragen or its Affiliate pursuant to a license agreement entered into after the Effective Date that is not an Additional Third Party Therapeutic License.”

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

6.	Section 1.100 of the Collaboration Agreement is hereby deleted and replaced in its entirety with the following:

“1.100 “Santaris Agreement” means that certain Amended and Restated License Agreement by and between Santaris Pharma A/S (“Santaris”) and Miragen, dated December 31, 2012.”

7.	Section 1.120 of the Collaboration Agreement is hereby deleted and replaced in its entirety with the following:

“1.120 “Upstream License Agreements” means, as of the First Amendment Effective Date, the Santaris Agreement, UNC Agreement, UT Southwestern Agreements and the [*] Agreement. Upon the selection of a Replacement Target, the Parties shall amend this definition as necessary to add all additional license agreements between Miragen and a Third Party entered into before the Effective Date pursuant to which Miragen has a sublicensable license to Miragen Therapeutic IP that covers such Replacement Target or Licensed Oligos that directly and selectively modulate such Third Target. Upon the selection of a Replacement Target, the Parties shall amend this definition to remove all license agreements between Miragen and a Third Party pursuant to which Miragen has a sublicensable license to intellectual property that is no longer Miragen Therapeutic IP because it covers a member of the microRNA target family that was replaced by such Replacement Target or Licensed Oligos that directly and selectively modulate such member.”

8.	Section 1.121 of the Collaboration Agreement is hereby deleted and replaced in its entirety with the following:

“1.121 “Upstream Licensors” means, as of the First Amendment Effective Date, Santaris, University of North Carolina at Chapel Hill, University of Texas System and [*]. The Parties shall amend this definition together with the amendment of the definition of “Upstream License Agreements” so that the entities included in this definition are the Third Parties that granted licenses to Miragen under the agreements that are then included in the definition of Upstream License Agreements.”

9.	The following definitions are hereby added to the Collaboration Agreement:

“1.126 “[*]” means [*].

1.127 “[*] Agreement” means that certain Licence Agreement by and between Miragen and [*], dated [*], as amended by that letter agreement between Miragen and [*], dated [*].”

10.	Section 2.1(c)(iii) of the Collaboration Agreement is hereby deleted and replaced in its entirety with the following:

“(iii) such sublicenses are subject and subordinate to the terms and conditions of the applicable Upstream License Agreements described in Exhibit F, which exhibit shall be amended upon the selection of a Replacement Target to add the relevant terms and conditions of any new Upstream License Agreement and to delete the terms and conditions of any agreement which is no longer an Upstream License Agreement;”

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

11.	Section 2.1(c)(iv) of the Collaboration Agreement is hereby deleted and replaced in its entirety with the following:

“(iv) Servier shall comply only with those terms of the Upstream License Agreements which are specifically described in Exhibit F, which exhibit shall be amended upon the selection of a Replacement Target to add the relevant terms and conditions of any new Upstream License Agreement and to delete the terms and conditions of any agreement which is no longer an Upstream License Agreement.”

12.	Section 4.6(d) of the Collaboration Agreement is hereby deleted and replaced in its entirety with the following:

“(d) If, based on results obtained from the activities set forth in the Research Plan and the criteria set forth above in Section 4.6(a), the JRDC or Servier as the case may be determines that the microRNA-15/195 target family, the microRNA-208/199 target family or the Third Target is not suitable as a Target, then the microRNA-15/195 target family and/or the microRNA-208/199 target family and/or the Third Target, as applicable, shall no longer be deemed a Target hereunder, and the JRDC shall select a microRNA target family from the Target List -which may be amended from time to time by the JRDC in accordance with Section 4.5 for so long as a Target can be replaced- as a replacement for such target (such replacement, the “Replacement Target”), provided however that in the case the JRDC cannot reach an agreement as to such selection from the Target List, Servier shall have the final say. Upon selection of the Replacement Target:

(i) Servier’s licenses and rights under this Agreement pertaining to the microRNA-15/195 target family and/or to the microRNA-208/199 target family and/or the Third Target, as applicable, shall terminate;

(ii) such Replacement Target(s) shall be deemed Target(s) hereunder;

(iii) the Parties shall update and amend the Research Plan and the Development Plan to exclude the research and Development activities related to the microRNA-15/195 target family and/or to the microRNA-208/199 target family and/or the Third Target, as applicable, and to include the research and Development activities related to such Replacement Target(s);

(iv) Servier hereby assigns to Miragen, effective as of such JRDC determination, all right, title and interest in and to any and all Inventions related to the microRNA-15/195 target family and/or to the microRNA-208/199 target family and/or the Third Target, as applicable, as well as any and all data and results generated by Servier in the course of any work performed pursuant to this Agreement with respect to the microRNA-15/195 target family and/or to the microRNA-208/199 target family and/or the Third Target, as applicable;

(v) all such Inventions, data and results shall be deemed Confidential Information of Miragen;

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(vi) Servier shall promptly transfer all tangible and electronic embodiments of such Inventions, data and results to Miragen;

(vii) Servier shall comply with the terms of the Santaris Agreement with respect to the replaced target (microRNA-15/195 target family and/or to the microRNA-208/199 target family and/or the Third Target, as applicable) as set forth in clause (16) of the part of Exhibit F that relates to the Santaris Agreement, provided that Servier shall not be required to assign or license to Santaris the Inventions, data and results that are assigned to Miragen pursuant to clause (iv) above;

(viii) as between Miragen and Servier, Miragen shall have the right to research, develop and/or commercialize any product pertaining to the microRNA-15/195 target family and/or the microRNA-208/199 target family and/or the Third Target, as applicable, or any component therein in any field and anywhere, either by itself or in collaboration with a Third Party, without any further obligation to Servier; and

(ix) The Parties shall decide whether they wish to incorporate Santaris’ LNA technology into Licensed Products directed to the selected Replacement Target or whether they wish to utilize, in lieu of Santaris’ LNA technology, an alternative chemistry having drug-like properties which could be incorporated into Licensed Products directed to the selected Replacement Target. If the Parties decide that they wish to incorporate Santaris’ LNA technology into Licensed Products directed to such Replacement Target, then Miragen shall use Commercially Reasonable Efforts to obtain a license from Santaris for such purpose (whether pursuant to the Santaris Agreement or an amendment thereof or pursuant to a separate license agreement with Santaris), which license can be sublicensed to Servier, without further payment by Servier, under the terms of this Agreement. If the Parties decide that they wish to incorporate such alternative technology into Licensed Products directed to such Replacement Target, then Miragen shall use Commercially Reasonable Efforts to enter into a Third Party agreement to obtain a license to such alternative technology with respect to such Replacement Target, which license can be sublicensed to Servier, without further payment by Servier, under the terms of this Agreement. For clarity, (i) if Miragen fails to obtain a license from Santaris to Santaris’ LNA technology with respect to such Replacement Target and the Parties then decide that they wish to incorporate the alternative technology into Licensed Products directed to such Replacement Target, then Miragen shall use Commercially Reasonable Efforts to enter into a Third Party agreement to obtain a license to such alternative technology with respect to such Replacement Target, which license can be sublicensed to Servier, without further payment by Servier, under the terms of this Agreement or (ii) if Miragen fails to obtain a Third Party license to the alternative technology that covers the Replacement Target and the Parties then decide that they wish to incorporate Santaris’ LNA technology into Licensed Products directed to such Replacement Target, then Miragen shall use Commercially Reasonable Efforts to obtain a license from Santaris for such purpose (whether pursuant to the Santaris Agreement or an amendment thereof or pursuant to a separate license agreement with Santaris), which license can be sublicensed to Servier, without further payment by Servier, under the terms of this Agreement. For further clarity, it shall not be a breach of this Agreement if Miragen, after using Commercially Reasonable Efforts, fails to obtain a license from Santaris to Santaris’ LNA technology with respect to such Replacement Target and/or a Third Party license to the alternative technology that covers the Replacement Target, as applicable.”

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

13.	Section 9.4(a) of the Collaboration Agreement is hereby deleted and replaced, retroactively as of the date of selection of the Third Target, in its entirety with the following:

“(a) Designation and Maintenance of Third Target.

(i) In consideration for the successful gate-keeping and selection of the Third Target, Servier shall pay to Miragen a one-time non-refundable, non-creditable payment of [*] within [*] days after the receipt of an invoice for such amount from Miragen, which invoice shall not be submitted to Servier earlier than the First Amendment Effective Date.

(ii) No later than [*] Servier shall notify Miragen if it wishes to maintain its license to the Third Target and shall pay to Miragen a one-time non-refundable, non-creditable payment of [*] within [*] days after the receipt of an invoice for such amount from Miragen. If Miragen does not receive such notification from Servier by [*], then Servier shall be deemed to have terminated this Agreement for convenience with respect to the Third Target in all countries across the Territory pursuant to Section 12.2(a), effective on [*]. If Miragen receives such notification from Servier by [*] but does not receive the [*] payment from Servier within [*] days after Servier’s receipt of Miragen’s invoice, then if Miragen does not receive such payment within [*] days after its notice to Servier concerning such non-payment, then Servier shall be deemed to have terminated this Agreement for convenience with respect to the Third Target in all countries across the Territory pursuant to Section 12.2(a), effective at the end of such [*]-day period.”

14.	The following is hereby added to the end of Section 11.1(d) of the Collaboration Agreement:

“, and (iii) with respect to any Miragen Confidential Information that is confidential information of [*], shall remain in force indefinitely”

15.	Section 13.3(f) of the Collaboration Agreement is hereby deleted and replaced in its entirety with the following:

“(f) [*]”

16.	The Parties hereby amend Exhibit F (Certain Terms of Upstream Licenses) of the Collaboration Agreement by deleting the provisions therein relating to Santaris Agreement and adding the provisions set forth in Exhibit 3 hereto relating to the Santaris Agreement as amended and restated and the [*] Agreement.

17.	This First Amendment amends the terms of the Collaboration Agreement as expressly provided above, and the Collaboration Agreement, as so amended and including all of its other terms and provisions that are not amended, remains in full force and effect and sets

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

forth the complete, final and exclusive agreement and all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto with respect to the subject matter of the Collaboration Agreement and supersedes, as of the First Amendment Effective Date, all prior and contemporaneous agreements and understandings between the Parties with respect to the subject matter of the Collaboration Agreement. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties other than as set forth in the Collaboration Agreement (as amended by this First Amendment).

18.	The validity, performance, construction, and effect of this First Amendment shall be governed by and construed under the laws of Germany, without giving effect to any choice of law principles that would require the application of the laws of a different state.

19.	This First Amendment may be executed in one (1) or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

IN WITNESS WHEREOF, the Parties intending to be bound have caused this First Amendment to be executed by their duly authorized representatives as of the First Amendment Effective Date.

Miragen Therapeutics, Inc.		Les Laboratoires Servier

By:	/s/ William S. MARSHALL	By:	/s/ Christian BAZANTAY
Name:	William S. MARSHALL	Name:	Christian BAZANTAY
Title:	President and CEO	Title:	Proxy

Institut de Recherches Servier

		By:	/s/ Emmanuel CANET
		Name:	Emmanuel CANET
		Title:	President Research and Development

[SIGNATURE PAGE OF THE FIRST AMENDMENT OF THE LICENSE AND COLLABORATION AGREEMENT BY AND BETWEEN MIRAGEN THERAPEUTICS, INC. AND LES LABORATOIRES SERVIER]

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit 1

Description of [*]

miRBase Name: [*]

miRBase Accession Number: [*]

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit 2

Amended Research Plan

Research Plan

The aims of year 2 and 3 of the Research Collaboration are to [*].

Servier and miRagen have developed the following Research Plan outline which includes:

[*]

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit 3

Certain Terms of the Amended and Restated Santaris Agreement and Glasgow Agreement

Santaris Agreement

1.	The licenses granted by Miragen to Servier pursuant to Section 2.1(a) of this Agreement [*]. Servier acknowledges that [*] any Know-How within the LNA Platform Technology (as defined in the Santaris Agreement) that pertains to [*].

2.	The licenses granted by Miragen to Servier pursuant to Section 2.1(a) of this Agreement, are, with respect to the intellectual property licensed to Miragen pursuant to the Santaris Agreement (the “Santaris IP”), sublicenses of the license granted to Miragen pursuant to Section 3.2 of the Santaris Agreement (the “Product License”) and are limited to the scope of such Product License. The Product License is limited to research (other than to Discover), Development, Manufacture and Commercialization (as such terms are defined in the Santaris Agreement) of Products for the treatment, prevention or mitigation of any disease, disorder or medical condition in humans, wherein the term “Product” means a pharmaceutical product that contains at least one single-stranded oligonucleotide that (a) contains at least one 2’-O, 4’-C methylene ribonucleoside that is claimed in a Santaris patent, (b) is [*] as such terms are defined in Section 1.26 of the Santaris Agreement, (c) [*] and (d) is designed or being developed to exert its biological effect through binding to such Miragen Target.

3.	Unless a [*] Target (as defined in the Santaris Agreement) is selected as a Replacement Target and accepted by Santaris, Miragen does not have a license from Santaris to the [*] Patents (as defined in the Santaris Agreement) and the licenses granted by Miragen to Servier pursuant to Section 2.1(a) of this Agreement do not include a sublicense to the [*] Patents. In the event that a [*] Target is selected as a Replacement Target and accepted by Santaris:

a.	Servier shall [*] necessary for [*] the [*] Divisional Patents and Miragen Target Specific [*] Divisional Patents (both as defined in the Santaris Agreement) pursuant to Section 5.6(c)(i) of the Santaris Agreement with respect to the Territory; and

b.	notwithstanding the patent enforcement provisions set forth in Section 10.3 of this Agreement, neither Miragen nor Servier shall have any right to enforce any [*] Patents or [*] Divisional Patents that claim LNA Compounds Targeting (as defined in the Santaris Agreement) [*] or a Target (as defined in the Santaris Agreement) that is not a Miragen Target but was an Excluded Target (as defined in the Santaris Agreement) at the time of Miragen’s nomination of the Replacement Target, if Santaris or its third party licensee is, at the time of such enforcement, then actively developing or commercializing any such LNA Compounds Targeting [*] or such other Target pursuant to a bona fide development or commercialization program.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

4.	The licenses granted by Miragen to Servier pursuant to Section 2.1(b) of this Agreement [*] because [*] and [*] or [*] and [*].

5.	Miragen’s grant of a sublicense to Servier under the Product License, and Servier’s grant of any subsequent sublicense thereof, is contingent upon such sublicense being in writing and being subject and subordinate to, and consistent with, the terms of the Santaris Agreement that apply to such sublicense, which terms and conditions are set forth in this Exhibit F. Servier hereby agrees to comply with, and agrees to cause its sub-sublicensees to comply with, those terms of the Santaris Agreement set forth in this Exhibit F, including the following terms of the Santaris Agreement, (a) keeping books and records with respect to sales of Products for a period of [*] years after the year in which they were generated, (b) permitting Santaris to audit (through an independent auditor and consistent with Section 4.12(b) of the Santaris Agreement) such books and records for the sole purpose of verifying Net Sales-based payments (as defined in Section 1.42 of the Santaris Agreement) made by Miragen pursuant to Section 4.9 of the Santaris Agreement, and (c) indemnifying Santaris from and against any and all liability, loss, damage, expense and cost that Santaris, its Affiliates (as defined in the Santaris Agreement) licensors and assignors and each of their respective employees, officers, directors and agents (collectively, the “Santaris Indemnitees”), incurs or suffers resulting from or arising out of any third party claims arising out of Servier’s (or its sub-sublicensee’s, as applicable) development, manufacture, or commercialization of any Product or a single-stranded oligonucleotide described above as being contained therein, including any patent infringement or the personal injury or death of any person as a result of use of any such Product or oligonucleotide, except to the extent caused by (i) the gross negligence or willful misconduct of Santaris or any Santaris Indemnitee, (ii) any Santaris representation set forth in the Santaris Agreement as being untrue when made, or (iii) any breach by Santaris of any of its covenants under the Santaris Agreement.

6.	Miragen, Servier (for so long as Servier has a sublicense under the Santaris IP pursuant to this Agreement), and Servier’s sub-sublicensees of the Santaris IP shall not [*] until the earliest of: (a) [*], or (b) [*]. The Parties shall agree upon a Development Plan that allows Miragen and Servier to comply with such obligation.

7.	Miragen, Servier and Servier’s sub-sublicensees of the Santaris IP shall not use in humans any LNA Raw Materials (as defined in the Santaris Agreement) procured by Miragen pursuant to Section 3.7(d) of the Santaris Agreement. Servier hereby acknowledges that such LNA Raw Materials are experimental in nature and shall secure the equivalent acknowledgement from its sub-sublicensees, if any. The Parties shall agree upon a Development Plan that allows Miragen and Servier to comply with such obligation.

8.	Notwithstanding Miragen’s confidentiality obligations pursuant to Article 11 with respect to the Miragen Know-How, Servier Know-How and other Know-How disclosed by Servier concerning its Development activities and plans for Licensed Products, Miragen shall have the right to fulfill its obligations pursuant to (a) Section 2.8 of the Santaris Agreement to provide the JRC (as defined in the Santaris Agreement) with reports concerning Miragen’s research activities with respect to each Existing Target (as defined

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

in the Santaris Agreement) for which the Exclusive Research License (as defined in the Santaris Agreement) has not terminated, including summaries of data and results with respect to such Targets and an assessment of the likelihood of, and timetable for, the completion of any IND-Enabling Studies (as defined in the Santaris Agreement) and filing of any IND (as defined in the Santaris Agreement) for such Targets and (b) Section 3.4 of the Santaris Agreement to provide semi-annual reports regarding Product research and development activities and to meet with Santaris, upon Santaris’ request, to review such Product research and development activities. Servier shall promptly provide Miragen with all information available to Servier and reasonably requested by Miragen for the purpose of facilitating Miragen’s compliance with such obligations.

9.	Notwithstanding Miragen’s confidentiality obligations pursuant to Article 11 with respect to the existence or terms of this Agreement, Miragen shall have the right to fulfill its obligations (a) pursuant to the last sentence of Section 3.2 of the Santaris Agreement with respect to providing Santaris with a redacted copy of this Agreement after having given Servier the opportunity to review and approve the portions of the Agreement not to be redacted, provided that Servier shall not unreasonably withhold or delay such approval and further provided that it would be unreasonable for Servier to withhold or delay its approval on account of it desiring Miragen to redact information that Miragen is not permitted, pursuant to the Santaris Agreement, to redact; and (b) pursuant to Section 4.11 of the Santaris Agreement to provide Santaris with quarterly reports concerning consideration received by Miragen from Servier on account of Miragen’s grant of a sublicense to the Santaris IP (provided that such consideration also satisfies the definition of “Sublicense Revenue” set forth in the Santaris Agreement) and calculation of the payments owed to Santaris on account of such consideration.

10.	Notwithstanding Miragen’s confidentiality obligations pursuant to Article 11 with respect to Confidential Information of Servier included in the royalty reports provided by Servier pursuant to Section 9.5(d) of this Agreement or disclosed to Miragen pursuant to Section 9.9 of this Agreement, Miragen shall have the right to fulfill its obligations pursuant to Section 4.11 of the Santaris Agreement to provide Santaris with quarterly reports concerning sales of Licensed Product (provided that such Licensed Product also satisfies the definition of “Product” set forth in the Santaris Agreement) and calculation of the royalties owed to Santaris on account of such sales. Servier acknowledges that the definition of “Net Sales” and the mechanisms for adjusting Net Sales to account for sales of a Combination Product, for reducing royalty payments on account of lack of a Valid Claim (as defined in the Santaris Agreement) within the Santaris IP that claims the composition of matter of, or method of using, such Licensed Product in the country of sale, for reducing royalty payments on account of sales of a generic version of such Licensed Product and for currency conversions in the Santaris Agreement are different from the corresponding provisions of this Agreement, and Servier agrees to provide, at least five (5) days before Miragen’s deadline for submitting its royalty report to Santaris, all information available to Servier and reasonably requested by Miragen for the purpose of facilitating Miragen’s compliance with its royalty reporting obligations to Santaris.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

11.	Notwithstanding Miragen’s confidentiality obligations pursuant to Article 11 with respect to the Miragen Know-How, Servier Know-How and other Inventions disclosed by Servier pursuant to Section 10.1 of this Agreement, Miragen shall have the right to fulfill its obligations pursuant to Section 5.3(a) of the Santaris Agreement to disclose to Santaris any and all Improvements to LNA Platform Technology (as defined in the Santaris Agreement).

12.	Servier hereby grants to Santaris a worldwide, non-exclusive, irrevocable and fully paid-up license, with the right to sublicense, to exploit for any purpose any and all Improvements to LNA Platform Technology made by Servier and its Affiliates. Servier and its Affiliates shall take appropriate steps to ensure that their employees, consultants and all other personnel are obligated to grant such license to Santaris.

13.	Notwithstanding the patent prosecution provisions set forth in Section 10.2 of this Agreement, Santaris has the sole right to prepare, file, prosecute and maintain any patent within the Santaris Technology (as defined in the Santaris Agreement) and such right is only subject to Santaris’ obligations pursuant to Section 5.4(b) of the Santaris Agreement.

14.	Notwithstanding Miragen’s confidentiality obligations pursuant to Article 11 with respect to Confidential Information of Servier regarding the infringement or alleged infringement of Miragen Patents, Miragen shall have the right to fulfill its obligations pursuant to Section 5.5(a) of the Santaris Agreement to promptly provide Santaris with written notice of any alleged infringement of Miragen Patents (as defined in the Santaris Agreement) or patents within the Santaris IP.

15.	Notwithstanding the patent enforcement provisions set forth in Section 10.3 of this Agreement, Santaris has the sole right to enforce all patents within the LNA Platform Technology (as defined in the Santaris Agreement) and the first right to enforce all patents within the Santaris Technology (as defined in the Santaris Agreement), provided that if a third party infringes any patents within the LNA Platform Technology or the Santaris Technology by selling any product comprising a Miragen Compound (as defined in the Santaris Agreement) for use in the Field (as defined in the Santaris Agreement), then Santaris shall: (a) enforce such patents within the LNA Platform Technology or the Santaris Technology against such third party at Santaris’ sole cost and expense and in its sole discretion, or (b) if Santaris does not bring an enforcement action or take other action to terminate such infringement of such patents within the Santaris Technology within [*] days of notice of such infringement, permit Miragen to enforce such patents within the Santaris Technology (but not patents within the LNA Platform Technology, [*] Patents or any [*] Divisional Patents that satisfy the conditions set forth in clause (3)(b) above) at Miragen’s cost and expense, as provided in Section 5.5(c) of the Santaris Agreement. If Santaris so enforces such patent, Miragen shall assist and cooperate with Santaris with respect such suit and Santaris has the right to retain, after reimbursement of Santaris’ and Miragen’s expenses incurred in connection with such enforcement action, [*] of all recoveries it receives from such enforcement. If Miragen so enforces such patent, (i) Santaris may participate, at its own expense and with its own counsel, in any proceedings relating to the validity of such patent, (ii) Miragen is obligated to keep Santaris reasonably informed of all material developments relating to such enforcement action, (iii) Santaris shall not be bound by any offer of settlement or compromise without its prior written consent (which shall not be unreasonably withheld), and (iv) Miragen is

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

obligated to pay to Santaris, after reimbursement of Santaris’ and Miragen’s expenses incurred in connection with such enforcement action, [*] of all recoveries it receives from such enforcement, except to the extent that such payment would otherwise [*].

16.	[*]

[*]

1.	[*]

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

15